                                                                  Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                               Three months ended
                                                                  September 30,
                                                              ---------------------
                                                                 1997        1996
                                                              ----------  ---------
Primary
    Average shares outstanding                                 3,506,972   3,485,449
    Dilutive stock options based on treasury stock
       method using average market price                          66,447      42,429
                                                              ----------  ----------
                                                               3,573,419   3,527,878
                                                              ==========  ==========

    Net income                                                $3,197,513  $3,103,422
                                                              ==========  ==========
    Per common share:
       Net income per common share                            $      .90  $      .88
                                                              ==========  ==========
Fully Diluted
    Average shares outstanding                                 3,506,972   3,485,449
    Dilutive stock options based on treasury stock method
       using greater of period-end or average market price        80,579      42,429
                                                              ----------  ----------
                                                               3,587,551   3,527,878
                                                              ==========  ==========

    Net income                                                $3,197,513  $3,103,422
                                                              ==========  ==========
    Per common share:
       Net income per common share                            $      .90  $      .88
                                                              ==========  ==========